Exhibit 99.1

News Release

May 8, 2015

Erin Energy Announces First Quarter 2015 Results

Provides Operational Update on its West and East Africa Operations

HOUSTON, May 8, 2015 - Erin Energy Corporation (“Erin Energy” or the “Company”) (NYSE MKT: ERN) announced today financial and operational results for the quarter ended March 31, 2015. The Company plans to file its Form 10-Q for the first quarter 2015 with the Securities and Exchange Commission later today.

First Quarter 2015 Highlights:

●	Successfully completed the Oyo-8 well and commenced production;
●	Progressed Oyo field expansion project;
●	Completed the 2-D seismic data acquisition program in Kenya; and
●	Signed a Joint Operating Agreement with partners in Ghana.

Operations Summary

In Nigeria, Oyo-8 was successfully completed in the Pliocene formation by the Sedco Express drilling rig, and has since commenced production into the Armanda Perdana FPSO. The well is currently undergoing choke optimization and has exceeded projections through each choke size progression. As of May 7, 2015, the Oyo-8 was producing light sweet crude (35.5 degree API) at a stabilized oil rate of more than 6,000 barrels per day (“bbls/d”) on a 52/64-inch choke. The plan is to further increase the choke size to achieve or exceed a 7,000 bbls/d rate.

Significant progress was made on the Oyo field expansion project and the Company is currently conducting drilling and completion operations on the Oyo-7 well. The Company expects to bring Oyo-7 on production in the next few weeks.

Erin Energy also continued discussions with potential farm-in partners on its drill-ready Miocene prospects in Nigeria and its assets in The Gambia. In Kenya, the Company completed the required 2-D seismic data acquisition and processing for onshore blocks L-1B and L-16 and interpretation of the data is on-going. Erin Energy will be submitting an application for an additional two-year exploration period.

For offshore Kenya blocks L-27 and L-28, the Company is pursuing completion of the exploration work program and is working to identify a suitable partner on the blocks.

In Ghana, the Company signed a joint operating agreement and is making significant progress toward determining the economic viability of developing the three previously discovered fields on its Expanded Shallow Water Tano block while also working to mature exploration prospects.

Financial Summary

During the first quarter, Erin Energy reported a net loss of $33.1 million, or $0.16 per basic and diluted share. There was no production in the first quarter due to the shut-in of the Oyo-5 and Oyo-6 wells in preparation of tying-in the Oyo-7 and Oyo-8 wells. Available liquidity to the Company including cash and cash equivalents and available borrowing facilities at March 31, 2015 was approximately $37.7 million.

1330 Post Oak Boulevard, Suite 2250   Houston, Texas 77056 USA   Telephone +1 713 797 2940   erinenergy.com

The Company incurred exploration expenses totaling $6.5 million during the first three months of the year and capital expenditures of approximately $68.2 million.

Conference Call

The Company will host a conference call today, May 8, 2015 at 10 a.m. CT (11 a.m. ET) to discuss first quarter results and current operations. The dial-in number is 1 877-270-2148 in the United States or +1 412-902-6510 internationally. To access the live audio webcast, please visit the “Investors” section of the Erin Energy’s website at www.erinenergy.com.

About Erin Energy

Erin Energy Corporation is an independent oil and gas exploration and production company focused on energy resources in sub-Saharan Africa. Its asset portfolio consists of 9 licenses across 4 countries covering an area of 43,000 square kilometers (10 million acres), including current production and other exploration projects offshore Nigeria, as well as exploration licenses offshore Ghana, Kenya and Gambia, and onshore Kenya. Erin Energy is headquartered in Houston, Texas, and is listed on the New York and Johannesburg Stock Exchanges under the ticker symbol ERN.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.

The Company’s actual results could differ materially from those anticipated or implied in these forward-looking statements due to a variety of factors, including the Company’s ability to successfully finance, drill, produce and/or develop the wells and prospects identified in this release, and risks and other risk factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The Company undertakes no duty to update these forward-looking statements.

Source:  Erin Energy Corporation

Investors:

Chris Heath, +1 713 797 2945

chris.heath@erinenergy.com

Media:

Lionel McBee, +1 713 797 2960

lionel.mcbee@erinenergy.com

1330 Post Oak Boulevard, Suite 2250   Houston, Texas 77056 USA   Telephone +1 713 797 2940   erinenergy.com

ERIN ENERGY CORPORATION

(formerly CAMAC ENERGY INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenues:
Crude oil sales, net of royalties	$—	$19,894
Operating costs and expenses:
Production costs	21,328	22,897
Exploratory expenses	6,515	2,276
Depreciation, depletion and amortization	697	4,971
General and administrative expenses	3,491	4,433
Total operating costs and expenses	32,031	34,577
Operating loss	(32,031)	(14,683)
Other income (expense):
Currency transaction gain (loss)	1,436	—
Interest expense	(2,611)	(185)
Other, net	—	10
Total other income (expense)	(1,175)	(175)
Loss before income taxes	(33,206)	(14,858)
Income tax expense	—	—
Net loss before non-controlling interest	(33,206)	(14,858)
Net loss attributable to non-controlling interest	147	—
Net loss attributable to Erin Energy Corporation	$(33,059)	$(14,858)
Net loss per common share:
Basic	$(0.16)	$(0.13)
Diluted	$(0.16)	$(0.13)
Weighted average common shares outstanding:
Basic	210,470	112,821
Diluted	210,470	112,821

1330 Post Oak Boulevard, Suite 2250   Houston, Texas 77056 USA   Telephone +1 713 797 2940   erinenergy.com

ERIN ENERGY CORPORATION

(formerly CAMAC ENERGY INC.)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except for share and per share amounts)

	March 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$7,741	$25,143
Restricted cash	10,266	1,496
Accounts receivable - partners	—	496
Accounts receivable - related party	624	624
Accounts receivable - other	52	54
Crude oil inventory	1,065	1,089
Prepaids and other current assets	3,819	2,929
Total current assets	23,567	31,831
Property, plant and equipment:
Oil and gas properties (successful efforts method of accounting), net	663,234	595,269
Other property, plant and equipment, net	1,115	1,060
Total property, plant and equipment, net	664,349	596,329
Other non-current assets
Restricted cash	—	8,909
Debt issuance costs	1,153	1,307
Other non-current assets	67	67
Other assets, net	1,220	10,283
Total assets	$689,136	$638,443
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$156,147	$108,047
Accounts payable and accrued liabilities - related party	15,617	9,391
Accounts payable - partners	397	—
Asset retirement obligations	6,705	12,703
Current portion of long-term debt	12,307	6,200
Total current liabilities	191,173	136,341
Long-term notes payable - related party	93,050	61,185
Term loan facility	86,150	93,000
Asset retirement obligations	14,123	13,830
Other long-term liabilities	81	82
Total liabilities	384,577	304,438
Commitments and contingencies
Equity:
Preferred stock $0.001 par value - 50,000,000 shares authorized; none issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Common stock $0.001 par value - 416,666,667 shares authorized; 210,849,951 and 210,307,502 shares outstanding as of March 31, 2015 and December 31, 2014	211	210
Additional paid-in capital	781,480	778,095
Accumulated deficit	(478,013)	(444,954)
Total equity - Erin Energy Corporation	303,678	333,351
Non-controlling interests	881	654
Total equity	304,559	334,005
Total liabilities and equity	$689,136	$638,443

1330 Post Oak Boulevard, Suite 2250   Houston, Texas 77056 USA   Telephone +1 713 797 2940   erinenergy.com

ERIN ENERGY CORPORATION

(formerly CAMAC ENERGY INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net loss, including non-controlling interest	$(33,206)	$(14,858)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation, depletion and amortization	120	4,531
Accretion of asset retirement obligations	577	440
Amortization of debt discount and debt issuance costs	267	—
Foreign currency transaction gain	(1,436)	—
Share-based compensation	1,320	507
Payments to settle asset retirement obligations	(6,282)	—
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	894	(3,042)
Decrease in inventories	13	7,437
Increase in prepaids and other current assets	(1,012)	(6,175)
Increase in accounts payable and accrued liabilities	22,157	7,388
Net cash used in operating activities	(16,588)	(3,772)
Cash flows from investing activities
Capital expenditures	(35,300)	(2,050)
Allied transaction	—	(85,000)
Net cash used in investing activities	(35,300)	(87,050)
Cash Flows from Financing Activities
Proceeds from the issuance of common stock	—	135,000
Proceeds from exercise of stock options	—	415
Proceeds from notes payable - related party, net	33,815	650
Allied transaction adjustments	—	(9,171)
Funding from non-controlling interest	374	—
Net cash provided by financing activities	34,189	126,894
Effect of exchange rate changes on cash and cash equivalents	297	—
Net increase (decrease) in cash and cash equivalents	(17,402)	36,072
Cash and cash equivalents at beginning of period	25,143	163
Cash and cash equivalents at end of period	$7,741	$36,235
Supplemental cash flow information
Cash paid for:
Interest, net	$2,093	$8
Non-cash investing and financing activities:
Issuance of common shares for settlement of liabilities	$125	$—
Discount on notes payable pursuant to issuance of warrants	$2,067	$—

1330 Post Oak Boulevard, Suite 2250   Houston, Texas 77056 USA   Telephone +1 713 797 2940   erinenergy.com